UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2017

COMMITTED CAPITAL ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Delaware	333-192586	45-4345803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Lexington Avenue, Suite 1208, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-759-2020

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Concurrently with the filing of this report, Committed Capital Acquisition Corporation II (the “Company”) is mailing to its stockholders proxy solicitation materials relating to a special meeting of its stockholders to be held on April 10, 2017.

At the special meeting, the following proposals will be considered and voted upon by the Company’s stockholders (the “Proposals”): (i) proposals to amend the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to (a) extend the date before which the Company must complete a business transaction to April 10, 2019 (the “Extended Termination Date”), and provide that the date for cessation of operations of the Company if the Company has not completed a business transaction would similarly be extended, and to (b) allow holders of the Company’s public shares to redeem their public shares, in connection with (y) the Extension Amendment, and (z) a second redemption opportunity on the earlier of July 10, 2017 and the consummation of a business transaction (the “Second Redemption”), for a pro rata portion of the funds available in the trust account (the “trust account”) established in connection with the Company’s initial public offering and authorize the Company and the trustee to disburse such redemption payments; and (ii) a proposal to amend and restate the investment management trust agreement, dated April 8, 2016, by and between the Company and Continental Stock Transfer & Trust Company (the “Trust Amendment”), to permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with (a) the Extension Amendment, and (b) the Second Redemption; and extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business transaction from April 10, 2017 to the Extended Termination Date.

Stockholders of the Company are urged to read the proxy solicitation materials before making any decisions with respect to the Proposals. The Company is not currently subject to the proxy rules under Section 14 of the Securities Exchange Act of 1934, as amended.

This Report, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. When used in the proxy materials, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “potential” and “should,” as they relate to us, are intended to identify these forward-looking statements. All statements by us regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives and similar matters, are forward-looking statements. These forward-looking statements are based on information available to the Company as of the date of this Report and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

as a result of the Company’s failure to pay approximately $250,000 in delinquent Delaware franchise taxes (including interest and penalties), the amended and restated certificate of incorporation to extend the date before which the Company must complete a business transaction from April 10, 2016 to April 10, 2017 that was approved by its stockholders at the Company’s special meeting of stockholders on April 8, 2016 was not accepted for filing by the Secretary of State of the State of Delaware, and the Company’s corporate status in Delaware is currently void. Although the Company believes that it will be able to revive its corporate status and regain good standing in Delaware by paying the delinquent franchise taxes and making the requisite filings in Delaware, there can be no assurance that the Company will be revived in Delaware and that such good standing will be restored;

•	the ability of the Company to effect the Extension Amendment and the Trust Amendment or to consummate a business transaction;

•	unanticipated delays in the distribution of the funds from the trust account; and

•	claims by third parties against the trust account.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. Except as may be required under applicable securities laws, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

99.1	Proxy Solicitation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Committed Capital Acquisition Corporation II

March 30, 2017	By:	/s/ Michael Rapp
Name: Michael Rapp
Title: Chief Executive Officer and Chairman